SIDEWARE SYSTEMS INC.

                         PROXY
     FOR THE EXTRAORDINARY MEETING OF STOCKHOLDERS
                  TO BE HELD _____, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints James L. Speros and Kenneth R. Thornton and each of them as Proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of which the undersigned is entitled to vote at the Extraordinary
Meeting of Shareholders to be held on ___, 2002 at 		at
	, and any adjournments thereof, on the matter, set forth below:


1. Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization dated December 7, 2001 between
     Sideware Systems Inc., KnowledgeMax, Inc., and KM
     Acquisition Corp.

     FOR  ____          AGAINST ____        ABSTAIN ____


2.   Proposal for continuation of Sideware under the General
     Corporation Law of the State of Delaware


     FOR  ____          AGAINST ____        ABSTAIN ____


3. Proposal to increase the authorized capital of Sideware Systems Inc. to 300,000,000 common shares without par value, and to amend the Articles of Continuation and other constating documents of Sideware Systems Inc. accordingly


     FOR  ____          AGAINST ____        ABSTAIN ____


4. Proposal to approve an amendment to the Certificate of Incorporation of Sideware Systems Inc. filed under the General Corporation Law of Delaware to change the corporate name to "KnowledgeMax, Inc."


     FOR  ____          AGAINST ____        ABSTAIN ____


5.   Proposal to approve the Sideware 2002 Equity Incentive Plan


     FOR  ____          AGAINST ____        ABSTAIN ____


6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Extraordinary General Meeting

This proxy will be voted as directed or, if no direction is indicated, this proxy will be voted for every item listed above.


                            Dated: _______________, 2002




                            Signature





                            Signature if shares held jointly


This proxy should be signed by the shareholder exactly as his/her name appears hereon, when shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date, and return proxy card promptly using the enclosed envelope.